PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES FIRST QUARTER 2005 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.25 PER SHARE FOR THE FIRST QUARTER

TIMONIUM, MARYLAND - April 28, 2005 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended March 31, 2005. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended March 31, 2005 of $12.0 million or $0.23 per common share. The $12.0 million of FFO available to common stockholders for the quarter includes the impact of a $3.7 million non-cash provision for impairment charge and $0.3 million of non-cash restricted stock amortization expense offset by one-time interest revenue of $3.1 million. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact of the non-cash charge and the one-time revenue, was $0.25 per common share for the three months ended March 31, 2005. For more information regarding FFO, see “FFO Results” below.

GAAP NET INCOME

The Company reported net income available to common stockholders of $5.7 million or $0.11 per diluted common share and operating revenues of $28.6 million for the three months ended March 31, 2005. This compares to a net loss available to common stockholders of $53.7 million or a loss of $1.30 per diluted common share, and operating revenues of $21.2 million for the same period in 2004.

FIRST QUARTER 2005 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•  Acquired approximately $58 million of net new investments yielding over 10%.
•  Sold three facilities for $6.1 million of cash proceeds.
•  Scheduled the May 2, 2005 redemption of the 8.625% Series B preferred stock.
•  Increased the common dividend per share from $0.20 to $0.21.
•  Amended the $200 million revolving credit facility to reduce the interest rate on outstanding facility borrowings by 50 basis points.

FIRST QUARTER 2005 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended March 31, 2005 were $28.6 million. Operating expenses for the three months ended March 31, 2005 totaled $12.0 million, comprised of $6.2 million of depreciation and amortization expense, $1.8 million of general, administrative and legal expenses, a provision for impairment charge of $3.7 million and $0.3 million of restricted stock amortization. The $3.7 million provision for impairment charge was recorded to reduce the carrying value of two facilities, currently in the process of being re-leased or potentially closed, to their estimated fair value. The facilities are actively being marketed for re-lease or sale; however, there can be no assurance if, or when, such re-lease or sale will be completed.

Other Expenses - Interest expense for the quarter was $6.8 million and non-cash interest expense totaled $0.5 million.

Funds From Operations - For the three months ended March 31, 2005, reportable FFO available to common stockholders was $12.0 million, or $0.23 per common share, compared to a deficit of $48.2 million, or a deficit of $1.16 per common share, for the same period in 2004. The $12.0 million of FFO for the quarter includes the impact of: i) $3.7 million of non-cash impairment charges; ii) $0.3 million of non-cash restricted stock amortization associated with the Company’s issuance of restricted stock grants to executive officers during 2004; and iii) $3.1 million of one-time interest revenue associated with a payoff of a mortgage during the quarter. However, when excluding the impairment charge, restricted stock amortization expense and one-time revenue described above in 2005 as well as certain non-recurring revenue and expense items in 2004, adjusted FFO was $13.0 million, or $0.25 per common share, compared to $9.4 million, or $0.22 per common share, for the same period in 2004. For further information, see the attached “Funds From Operations” schedule and notes.

Asset Sales - During the three months ended March 31, 2005, the Company sold three facilities, located in Florida and California, for their approximate net book value realizing cash proceeds of approximately $6.1 million, net of closing costs and other expenses.

PORTFOLIO DEVELOPMENTS

Essex Healthcare Corporation- On January 13, 2005, the Company closed on approximately $58 million of net new investments as a result of the exercise by American Health Care Centers (“American”) of a put agreement with the Company for the purchase of 13 skilled nursing facilities (“SNFs”). The gross purchase price of approximately $79 million was offset by a purchase option of approximately $7 million and approximately $14 million in mortgage loans the Company had outstanding with American and its affiliates.

The 13 properties, all located in Ohio, will continue to be leased by Essex Healthcare Corporation. The master lease and related agreements expire in approximately six years.

Mariner Health Care, Inc. - On February 1, 2005, Mariner Health Care, Inc. (“Mariner”) exercised its right to prepay in full the $59.7 million aggregate principal amount owed to the Company under a promissory note secured by a mortgage with an interest rate of 11.57%, together with the required prepayment premium of 3% of the outstanding principal balance and all accrued and unpaid interest. In addition, pursuant to certain provisions contained in the promissory note, Mariner paid the Company an amendment fee owed for the period ending on February 1, 2005.

Claremont Health Care Holdings, Inc. - Effective January 1, 2005, the Company re-leased one SNF formerly leased to Claremont Health Care Holdings, Inc., located in New Hampshire and representing 68 beds to an existing operator. This facility was added to an existing Master Lease which expires on December 31, 2013, followed by two 10-year renewal options.

DIVIDENDS

Common Dividends - On April 19, 2005, the Company’s Board of Directors announced a common stock dividend of $0.21 per share to be paid May 16, 2005 to common stockholders of record on May 2, 2005. At the date of this release, the Company had approximately 51 million outstanding common shares.

Series D Preferred Dividends - On March 15, 2005, the Company’s Board of Directors declared the regular quarterly dividends for its 8.375% Series D Cumulative Redeemable Preferred Stock to stockholders of record on May 2, 2005. The stockholders of record of the Series D Preferred Stock on May 2, 2005 will be paid dividends in the amount of $0.52344 per preferred share on May 16, 2005. The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period February 1, 2005 through April 30, 2005.

Series B Preferred Stock Redemption and Quarterly Dividends - As previously announced on March 15, 2005, the Company’s Board of Directors authorized the redemption of all outstanding shares of the Company’s Series B Preferred Stock, and declared dividends for the Series B Preferred Stock to stockholders of record on May 2, 2005. The stockholders of record of the Series B Preferred Stock on May 2, 2005 will be paid dividends in the amount of $0.55104 per preferred share. The Series B Preferred Stock dividends include regular quarterly dividends for the period February 1, 2005 through April 30, 2005, plus two additional days of accrued dividends through and including May 2, 2005. The Company expects the Series B Preferred Stock to be redeemed on May 2, 2005 for $25.00 per share, plus $0.55104 per share in accrued and unpaid dividends through the redemption date, for an aggregate redemption price of $25.55104 per share. On and after the redemption date, dividends on the shares of Series B Preferred Stock will cease to accrue, the Series B Preferred Stock will cease to be outstanding, and holders of the Series B Preferred Stock will have only the right to receive the redemption price.

The notice of redemption and related materials was mailed to the holders of the Series B Preferred Stock on or about April 1, 2005. EquiServe Trust Company, located at 66 Brooks Drive, Braintree, MA 02184, will act as the Company’s redemption and paying agent. On or before the redemption date, the Company will deposit with EquiServe the aggregate redemption price to be held in trust for the benefit of the holders of the Series B Preferred Stock. Holders of the Series B Preferred Stock who hold shares through the Depository Trust Company will have their shares of the Series B Preferred Stock redeemed in accordance with the Depository Trust Company’s procedures.

In connection with the redemption of the Series B Preferred Stock, Omega’s second quarter 2005 results will reflect a non-recurring reduction in net income attributable to common shareholders of approximately $2.0 million or approximately $0.04 per common share. This reduction will be taken in accordance with the Securities and Exchange Commission’s Interpretation of FASB-EITF Topic D-42 (“The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock”), issued on July 31, 2003. Under this interpretation, all costs associated with the original issuance of the Series B Preferred Stock will be recorded as a reduction of net income attributable to common stockholders.

2005 ADJUSTED FFO GUIDANCE AFFIRMED

The Company affirmed its 2005 adjusted FFO available to common stockholders to be between $1.00 and $1.02 per common share.

The Company's adjusted FFO guidance (and related GAAP earnings projections) for 2005 excludes the future impacts of gains and losses on the sales of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense.

Reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

ANNUAL MEETING

As previously announced, the Company’s 2005 Annual Meeting of Stockholders will be held on Thursday, May 26, 2005, at 10:00 a.m., EDT, at the Holiday Inn Select, Baltimore-North, 2004 Greenspring Drive, Timonium, Maryland. Stockholders of record as of the close of business on April 22, 2005 will be entitled to receive notice of and to participate at the 2005 Annual Meeting of Stockholders.

CONFERENCE CALL

The Company will be conducting a conference call on Thursday, April 28, 2005, at 10 a.m. EDT to review the Company’s 2005 first quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At March 31, 2005, the Company owned or held mortgages on 213 skilled nursing and assisted living facilities with approximately 21,921 beds located in 28 states and operated by 39 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of the Company's current operating plans and estimates. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 or in releases by the Securities and Exchange Commission, all of which may be amended from time to time.. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of the Company's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of the Company’s mortgages, and impede the ability of the Company to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in the Company’s filings with the Securities and Exchange Commission.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	March 31,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$878,287	$808,574
Less accumulated depreciation	(158,439)	(153,379)
Real estate properties - net	719,848	655,195
Mortgage notes receivable - net	44,254	118,058
	764,102	773,253
Other investments - net	20,185	29,699
Total investments	784,287	802,952

Cash and cash equivalents	9,846	12,083
Accounts receivable - net	4,642	5,582
Other assets	15,198	12,733
Operating assets for owned properties	—	213
Total assets	$813,973	$833,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving lines of credit	$—	$15,000
Unsecured borrowings	360,000	360,000
Premium on unsecured borrowings	1,290	1,338
Other long-term borrowings	3,170	3,170
Accrued expenses and other liabilities	26,557	21,067
Operating liabilities for owned properties	556	508
Total liabilities	391,573	401,083

Stockholders’ equity:
Preferred stock	168,488	168,488
Common stock and additional paid-in-capital	597,521	597,780
Cumulative net earnings	200,317	191,013
Cumulative dividends paid	(497,664)	(480,292)
Cumulative dividends - redemption	(41,054)	(41,054)
Unamortized restricted stock awards	(2,023)	(2,231)
Accumulated other comprehensive loss	(3,185)	(1,224)
Total stockholders’ equity	422,400	432,480
Total liabilities and stockholders’ equity	$813,973	$833,563

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)
	Three Months Ended
	2005	2004
Revenues
Rental income	$22,963	$17,022
Mortgage interest income	1,956	3,366
Other investment income - net	522	641
Miscellaneous	3,165	130
Total operating revenues	28,606	21,159
Expenses
Depreciation and amortization	6,227	5,159
General and administrative	1,827	2,004
Restricted stock expense	285	—
Provisions for impairment	3,700	—
Total operating expenses	12,039	7,163

Income before other income and expense	16,567	13,996
Other income (expense):
Interest and other investment income	41	19
Interest	(6,774)	(4,693)
Interest - amortization of deferred financing costs	(506)	(454)
Interest - refinancing costs	—	(19,106)
Adjustment of derivative to fair value	—	256
Total other expense	(7,239)	(23,978)

Income (loss) from continuing operations	9,328	(9,982)
Loss from discontinued operations	(24)	(316)
Net income (loss)	9,304	(10,298)
Preferred stock dividends	(3,559)	(4,687)
Preferred stock conversion and redemption charges	—	(38,743)
Net income (loss) available to common	$5,745	$(53,728)

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.11	$(1.29)
Net income (loss)	$0.11	$(1.30)
Diluted:
Income (loss) from continuing operations	$0.11	$(1.29)
Net income (loss)	$0.11	$(1.30)

Dividends declared and paid per common share	$0.20	$0.17
Weighted-average shares outstanding, basic	50,928	41,459
Weighted-average shares outstanding, diluted	51,313	41,459

Components of other comprehensive income:
Net income (loss)	$9,304	$(10,298)
Unrealized (loss) gain on investment and hedging contracts	(1,961)	4,455
Total comprehensive income (loss)	$7,343	$(5,843)

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2005	2004

Net income (loss) available to common stockholders	$5,745	$(53,728)
Add back loss from real estate dispositions	37	351
Sub-total	5,782	(53,377)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization	6,253	5,225
Funds from operations available to common stockholders	$12,035	$(48,152)

Weighted-average common shares outstanding, basic	50,928	41,459
Effect of restricted stock awards	39	—
Assumed exercise of stock options	346	841
Weighted-average common shares outstanding, diluted	51,313	42,300

Fund from operations per share available to common stockholders	$0.23	$(1.16)

Adjusted funds from operations:
Funds from operations available to common stockholders	$12,035	$(48,152)
Deduct adjustment of derivatives to fair value	—	(256)
Deduct one-time revenue items	(3,056)	—
Add back restricted stock amortization expense	285	—
Add back non-cash preferred stock conversion/redemption charges	—	38,743
Add back facility exit fee	—	6,378
Add back non-cash provision for impairments	3,700	—
Add back write-off of deferred financing charges	—	12,728
Adjusted funds from operations available to common stockholders	$12,964	$9,441

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of SEC Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to  common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options.  We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to  common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of our business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investor and potential investors in the Company’s securities should not rely on this measure as substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for 2005:

	2005 Projected FFO
Per diluted share:
Net income available to common stockholders	$0.48	−	$0.50
Adjustments:
Depreciation and amortization	0.45	−	0.45
Funds from operations available to common stockholders	$0.93	−	$0.95

Adjustments:
Provision for impairment charge	0.07	−	0.07
One-time revenue items	(0.06)	−	(0.06)
Restricted stock expense	0.02	−	0.02
Series B preferred stock redemption	0.04	−	0.04
Adjusted funds from operations available to common stockholders	$1.00	−	$1.02

The following table summarizes the results of operations of facilities sold during the three months ended March 31, 2005 and 2004, respectively.

	Three Months Ended
	March 31,
	2005	2004
(in thousands)
Revenues
Rental income	$39	$101
Subtotal revenues	39	101
Expenses
Depreciation and amortization	26	66
Subtotal expenses	26	66

Income before loss on sale of assets	13	35
Loss on assets sold - net	(37)	(351)
Loss from discontinued operations	$(24)	$(316)

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending March 31, 2005.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# of Beds	Investment	% Investment
Real Property	185	19,686	$878,287	95%
Loans Receivable	28	2,235	44,254	5%
Total Investments	213	21,921	$922,541	100%

Investment Data	# of Properties	# of Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities	199	21,200	$857,953	93%	$40
Assisted Living Facilities	12	551	41,153	4%	75
Rehab and LTAC Hospitals	2	170	23,435	3%	138
	213	21,921	$922,541	100%	$42

Revenue Composition ($000's)
Revenue by Investment Type	Three Months Ended
	March 31, 2005
Rental Property	$22,963	90%
Mortgage Notes	1,956	8%
Other Investment Income	522	2%
	$25,441	100%

Revenue by Facility Type	Three Months Ended
	March 31, 2005
Assisted Living Facilities	$785	3%
Skilled Nursing Facilities	24,134	95%
Other	522	2%
	$25,441	100%

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	30	$150,169	16%
Advocat, Inc.	33	104,234	11%
Guardian LTC Management, Inc.	16	80,200	9%
Essex Healthcare Corporation	13	79,327	9%
Haven Healthcare	8	55,303	6%
Remaining Operators	113	453,308	49%
	213	$922,541	100%

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South	88	$375,125	41%
Midwest	66	250,557	27%
Northeast	27	167,817	18%
West	32	129,042	14%
	213	$922,541	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	24	$136,385	15%
Florida	19	122,399	13%
Pennsylvania	14	80,821	9%
California	18	63,586	7%
Illinois	10	47,539	5%
Texas	16	49,767	5%
Remaining States	112	422,043	46%
	213	$922,541	100%

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2005	$ 1,260	$ -	$ 1,260	1.3%
	2006	3,604	3,051	6,655	6.8%
	2007	363	145	508	0.5%
	2008	877	-	877	0.9%
	2009	445	-	445	0.5%
	Thereafter	85,061	2,898	87,959	90.0%
		$91,610	$6,094	$97,704	100.0%

Note: (1) Based on '05 contractual rents & interest (no annual escalators)

Selected Facility Data
TTM ending 12/31/04				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees(1)
All Healthcare Facilities	81.7%	11.3%	12.6%	1.9 x	1.4 x

Note: (1) Implied management fee of 4%.

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending March 31, 2005.

Current Capitalization ($000's)
	Outstanding Balance		%
Borrowings Under Bank Line	$-		0%
Long-Term Debt Obligations	363,170		46%
Stockholder's Equity	422,400		54%
Total Book Capitalization	$785,570		100%

Leverage & Performance Ratios

Debt / Total Book Cap	46%
Debt / Total Market Cap	33%
Interest / EBITDA Coverage:
First quarter 2005	3.68	x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit(1)	Other	Senior Notes	Total
	2005	$-	$-	$-	$-
	2006	-	-	-	-
	2007	-	-	100,000	100,000
	2008	200,000	-	-	200,000
	Thereafter	-	3,170	260,000	263,170
		$200,000	$3,170	$360,000	$563,170

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three-month periods ending March 31, 2005.

Investment Activity ($000's)
	Three Months Ended
	March 31, 2005
	$ Amount	%
Funding by Investment Type:
Real Property	$58,100	100%
Mortgages	-	0%
Other	-	0%
Total	$58,100	100%